EXHIBIT 99.1

Contact:

Sally L. Beerbower

Qorvis Communications

(703) 744-7803

sally@qorvis.com

CyberGuard Reports Third Quarter Financial Results

Revenue and Non-GAAP EPS within Guidance; 11th Quarter of Sequential Revenue Growth;

Company Provides Guidance for Fourth Quarter

Boca Raton, Fl, April 28, 2005 – CyberGuard Corporation (NASDAQ: CGFW), a global provider of security solutions that protect the critical components of the largest and most complex information networks for Global 2000 enterprises and government organizations, today reported revenues of $16.7 million for the quarter ended March 31, 2005, an increase of $3.7 million, or 28%, over revenues of $13.0 million for the quarter ended March 31, 2004. This is the eleventh consecutive quarter of sequential revenue growth for the Company. For the first nine months of fiscal 2005, revenues were $48.9 million, up $15.6 million, or 47%, compared to revenues of $33.3 million for the first nine months of last year.

On a GAAP basis, inclusive of acquisition-related costs, the Company reported a net income of $473,000, or $0.01 per diluted share, for the third quarter of fiscal 2005, compared to a net loss of $2.1 million, or $0.09 per diluted share, for the same quarter of the prior year. For the first nine months of fiscal 2005, GAAP net income totaled $1.2 million versus GAAP net income of $1.4 million for the same period of fiscal 2004. GAAP earnings per diluted share for the first nine months of fiscal 2005 were $0.04 compared to $0.05 for the first nine months of last year.

On a non-GAAP basis, exclusive of acquisition-related costs, net income for the third quarter of fiscal year 2005 was $1.6 million, or $0.05 per diluted share, compared to $1.9 million, or $0.07 per diluted share, for the third quarter of fiscal year 2004. For the first nine months of fiscal year 2005, non-GAAP net income totaled $4.4 million, or $0.14 per diluted share, versus $5.3 million, or $0.19 per diluted share, for the same period a year ago. The attached table presents a reconciliation of GAAP to non-GAAP income for the third quarter and first nine months of fiscal 2005 and 2004.

The Company also reported that it had just identified a cost of $209,000 that needed to be reclassified into the 2005 second quarter, due to an error in the automatic posting of cost of goods sold. The impact reduced net income for the quarter and six months ended December 31, 2004, by $209,000, but had no impact on quarterly diluted earnings per share. For the six months ended December 31, 2004, diluted earnings per share were reduced by $0.01.

According to Pat Clawson, chairman and chief executive officer, “Although we met our guidance for the quarter, we experienced a setback when two key OEM customers collapsed, which cost us about $500,000 in third quarter revenues. Going forward, we expect to build back the OEM business by the end of the calendar year and in the meantime, growth from our other areas should more than offset the slowdown in OEM revenues.”

Clawson continued, “Our core business remains strong, and we continue to see evidence that our key initiatives are gaining traction. For example, one of our objectives was to increase our share of content security business, and the acquisition of Zix Corporation’s 1,600 enterprise customers has substantially expanded our base in the North American market. This acquisition is also providing us with excellent cross-selling opportunities, as a large number of former Zix enterprise customers will benefit from our world-class Webwasher® content security product suite, as well as our leading firewall solutions. And we continue to look at additional acquisitions targets that would fill out our integrated product offering with anti-virus, scan and block, and vulnerability remediation capabilities.

“Another goal has been to expand our channel partner relationships, particularly in North America, and in the third quarter we added Forsythe Solutions Group as a value-added reseller. Forsythe, ranked 86 on the VAR 500 list, will initially start with the Webwasher® product line, but with the goal of expanding to other product categories over time. We also signed deals with seven new international partners and expanded relationships with three other existing partners.

“Our solid channel relationships and cross-selling success are translating into a growing list of customer wins, primarily in Japan, Europe and North America. Our integrated product suite and new product innovations are really beginning to set us apart from the competition. Webwasher 1000 product sales and Global Command Center licenses were well ahead of our goal for the quarter.”

Clawson concluded, “Another priority has been our marketing and global branding effort, and the addition of John Doyle as vice president of marketing will accelerate our efforts.”

Company Highlights

•	Acquired Zix Corporation’s anti-spam, anti-virus and URL filtering assets for $2.1 million in cash and signed a promissory note for an additional $1.5 million. The transaction significantly expands the Company’s base of content security customers in the U.S. and Canada and is expected to be immediately accretive to earnings.

•	Signed significant international deals with Cegetel, the second largest ISP in France, which will resell CyberGuard’s Webwasher Suite on a managed service basis, and with Stadtwerke Munchen (Munich City Utilities), where our Webwasher suite displaced two competitors. Also in Germany, RBA, the service center for district banks, adopted Webwasher for its modular solution.

•	Upgraded several large long-term customers, including OTTO Gmbh, an international trade and services group, which uses the Company’s products for 4,800 users, and Stadtwerke Bielefeld (Bielefeld City Utilities), which uses Webwasher AntiVirus for 5,000 users.

•	Displaced competitors’ products in the United Kingdom Government National Health Service Authority and with a major government department in the Netherlands.

•	Signed deals in Australia, including Powercor, the electricity distributor for the state of Victoria, and Unitab, a government organization that manages all on- and off-course betting and gambling in Queensland. Both deals were won in highly competitive situations.

•	Signed major contracts in Japan, including customers within the defense, banking and power industries.

•	Signed major U.S. customers, including deals with Aladdin’s Casino and with First NLC, a mortgage company with 80 remote offices, which selected CyberGuard’s full product suite.

•	Added a new North American Distributor, Interwork Technologies, as well as Forsythe Solutions Group. Interwork is a value-added specialty distributor of security products which will carry the entire product line.

•	Signed new international partnerships with Netmarks, Inc. in Japan, Alstor in Poland, MD5 S.A. in Greece, GNT in Latvia, Estonia and Lithuania, Sinfonika in Croatia, Bosnia and Serbia, Biodata IT in South Africa, and Instada Nordic in Scandinavia.

•	Expanded distribution of the company’s product line with existing partners, including EXER and ITWAY, which both added CyberGuard’s products to their Webwasher offering, and SINTEL, which expanded Webwasher to its firewall offering.

•	Hired John Doyle as vice president of marketing, who will lead CyberGuard’s strategic product and global marketing, including building out the channel partner program, as well as managing product management, communications, and market development. Doyle was formerly the director of product marketing for Nortel Networks.

Financial Highlights

•	Results were within guidance both for quarterly revenues and pro-forma earnings per diluted share.

•	Non-GAAP gross profit for the quarter increased to $11.9 million, or 71% of fiscal third quarter 2005 revenues, versus $8.7 million, or 66% of third quarter fiscal 2004 revenues.

•	The Company paid $2.1 million in cash and signed a promissory note for an additional $1.5 million in the acquisition of certain assets of Zix Corporation. As part of the transaction, the Company acquired $3.6 million in Zix assets.

•	Cash related balances were $12.9 million and total current assets were $34.2 million at the end of March 31, 2005.

•	Current and long-term liabilities were $36.6 million at the end of March 31, 2005.

Financial Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The Company estimates that its revenues for the quarter ending June 30, 2005, will be in the range of $16.7 million to $17.2 million and anticipates that its pro forma earnings per diluted share, excluding acquisition related charges, will be between $0.03 and $0.05.

The investor conference call will take place today at 10.00 a.m. Eastern Daylight Time via live web cast on CyberGuard’s web site at www.cyberguard.com. To participate by telephone, the dial-in number is 877-560-3200 and the conference ID number is 5492542; the international dial-in is 706-645-9750 and the conference ID number is 5492542. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 12:00 p.m. Thursday, April 28, until 12.00 p.m. Thursday, May 5, 2005. The archived recording may also be accessed by dialling 800-642-1687 or 706-645-9291 (international) and requesting conference ID number 5492542. Additional financial information can be found at http://www.cyberguard.com/investors/reports.cfm.

About CyberGuard Corporation

CyberGuard Corporation (NASDAQ: CGFW) delivers a suite of integrated information security solutions to provide Global 2000 enterprises and government organizations with the confidence that their critical information assets are protected. Based on the company’s Total Stream Protection framework and managed via its Global Command Center, CyberGuard’s products go beyond network-level security to provide protection against the most dangerous application-layer vulnerabilities and avoid potential damage, securing the entire data stream. With a growing and satisfied number of brand-name customers, CyberGuard has deployed more than 250,000 products across the globe. Headquartered near Boca Raton, Fl., the company has offices and training centers around the world. For more information visit www.CyberGuard.com.

Forward-Looking Statement

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans and to integrate recent acquisitions; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and litigation against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.

CyberGuard® and Webwasher® are registered trademarks and Total Stream Protection™ and Global Command Center™ are trademarks of CyberGuard Corporation. All other trademarks are property of their respective owners.

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2005			March 31, 2004
	GAAP Presentation	Proforma Adjustments	Proforma Presentation	GAAP Presentation	Proforma Adjustments	Proforma Presentation
Revenues:
Products	$12,645	$—	$12,645	$10,113	$—	$10,113
Services	4,059	—	4,059	2,923	—	2,923

Total revenues	16,704	—	16,704	13,036	—	13,036

Cost of revenues:
Products	4,321	(508)[1]	3,813	3,671	(241)[1]	3,430
Services	1,029	—	1,029	947	—	947

Total cost of revenues	5,350	(508)	4,842	4,618	(241)	4,377

Gross profit	11,354	508	11,862	8,418	241	8,659

Operating expenses:
Research and development	2,406	—	2,406	1,714	—	1,714
Selling, general and administrative	8,190	(572)[1]	7,618	5,432	(177)[1]	5,255
Compensation expense related to unearned restricted stock in the SnapGear acquisition	—	—	—	4,113	(4,113)	—

Total operating expenses	10,596	(572)	10,024	11,259	(4,290)	6,969

Operating income / (loss)	758	1,080	1,838	(2,841)	4,531	1,690

Other income
Interest income, net	84	—	84	45	—	45
Other (expense) / income	(285)	—	(285)	206	—	206

Total other (expense) / income	(201)	—	(201)	251	—	251

Income / (loss) before income taxes	557	1,080	1,637	(2,590)	4,531	1,941

Income tax (expense) / benefit	(84)	—	(84)	481	(481)	—

Net income / (loss)	$473	$1,080	$1,553	$(2,109)	$4,050	$1,941

Basic earnings per common share	$0.02		$0.05	$(0.09)		$0.08

Basic weighted average number of common shares outstanding	30,666		30,666	23,757		23,757

Diluted earnings per common share	$0.01		$0.05	$(0.09)		$0.07

Diluted weighted average number of common shares outstanding	32,511		32,511	23,757		28,878

Note 1 - The proforma adjustment relates to amortization of acquisition related intangible assets.

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Nine Months Ended
	March 31, 2005			March 31, 2004
	GAAP Presentation	Proforma Adjustments	Proforma Presentation	GAAP Presentation	Proforma Adjustments	Proforma Presentation
Revenues:
Products	$38,307	$—	$38,307	$24,497	$—	$24,497
Services	10,581	—	10,581	8,795	—	8,795

Total revenues	48,888	—	48,888	33,292	—	33,292

Cost of revenues:
Products	12,730	(1,572)[1]	11,158	7,651	(557)[1]	7,094
Services	2,992	—	2,992	2,716	—	2,716

Total cost of revenues	15,722	(1,572)	14,150	10,367	(557)	9,810

Gross profit	33,166	1,572	34,738	22,925	557	23,482

Operating expenses:
Research and development	7,510	—	7,510	5,109	—	5,109
Selling, general and administrative	24,442	(1,606)[1]	22,836	13,853	(264)[1]	13,589
Compensation expense related to unearned restricted stock in the SnapGear acquisition	—	—	—	4,387	(4,387)	—

Total operating expenses	31,952	(1,606)	30,346	23,349	(4,651)	18,698

Operating income / (loss)	1,214	3,178	4,392	(424)	5,208	4,784

Other income
Interest income, net	151	—	151	113	—	113
Other (expense) / income	(17)	—	(17)	358	—	358

Total other income	134	—	134	471	—	471

Income before income taxes	1,348	3,178	4,526	47	5,208	5,255

Income tax (expense) / benefit	(123)	—	(123)	1,348	(1,348)	—

Net income	$1,225	$3,178	$4,403	$1,395	$3,860	$5,255

Basic earnings per common share	$0.04		$0.15	$0.06		$0.23

Basic weighted average number of common shares outstanding	30,056		30,056	22,431		22,431

Diluted earnings per common share	$0.04		$0.14	$0.05		$0.19

Diluted weighted average number of common shares outstanding	31,871		31,871	28,110		28,110

Note 1 - The proforma adjustment relates to amortization of acquisition related intangible assets.

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	(Unaudited)
	March 31, 2005	June 30, 2004
ASSETS
Cash and cash equivalents	$12,882	$12,447
Restricted cash	208	197
Accounts receivable, less allowance for uncollectible accounts of $1,068 at March 31, 2005 and $365 at June 30, 2004	16,258	9,461
Inventories	1,947	2,063
Other current assets	2,941	2,790

Total current assets	34,236	26,958

Property and equipment at cost, less accumulated depreciation of $5,455 at March 31, 2005 and $4,619 at June 30, 2004	2,651	1,673
Capitalized software, less accumulated amortization of $2,417 at March 31, 2005 and $2,166 at June 30, 2004	2,139	1,530
Intangible assets, less accumulated amortization of $5,245 at March 31, 2005 and $2,055 at June 30, 2004	20,772	20,262
Other assets	958	104
Goodwill	43,274	40,625
Deferred tax asset, net	5,575	5,575

Total assets	$109,605	$96,727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,800	$2,951
Deferred revenue, current portion	15,012	10,760
Note payable	1,500	—
Accrued expenses and other liabilities	5,636	5,750

Total current liabilities	24,948	19,461

Deferred tax liability	7,466	7,466
Deferred revenue, less current portion	4,221	3,758

Total long-term liabilities	11,687	11,224

Total liabilities	36,635	30,685

Commitments and Contingencies	—	—

Shareholders’ equity
Preferred stock par value $0.01; authorized 5,000 shares; none issued	—	—
Common stock par value $0.01; authorized 50,000 shares; issued and outstanding 30,712 at March 31, 2005 and 28,528 at June 30, 2004	307	285
Additional paid-in capital	150,810	144,569
Accumulated deficit	(77,547)	(78,772)
Accumulated other comprehensive income	(600)	(40)

Total shareholders’ equity	72,970	66,042

Total liabilities and shareholders’ equity	$109,605	$96,727

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	March 31, 2005	March 31, 2004
Cash flows from operating activities:
Net income	$1,225	$1,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	836	1,113
Amortization	3,441	959
Compensation expense related to unearned restricted stock in the SnapGear acquisition	—	4,387
Provision for inventory	127	—
Deferred tax benefit	—	(1,348)
Provision for uncollectible accounts receivable	703	269
Stock based compensation expense	573	494

Changes in assets and liabilities (excluding the effect of acquisitions)
Increase in accounts receivable	(7,500)	(1,860)
Increase in other current assets	(62)	(268)
(Increase) / decrease in inventories	(11)	804
Increase in other, net	(854)	(16)
Decrease in accounts payable	(149)	(657)
Increase in accrued expenses and other liabilities	687	1,015
Increase in deferred revenue	3,208	1,713
Decrease in litigation receivable	—	6,500
Decrease in litigation payable	—	(10,400)

Net cash provided by operating activities	2,224	4,100

Cash flows used in investing activities
Increase in restricted cash	(11)	(21)
Acquisition of SnapGear, net of cash acquired	—	91
Acquisition of certain assets of Zix Corporation	(2,126)	—
Capitalized software costs	(860)	(1,139)
Purchase of property & equipment	(1,782)	(522)

Net cash used in investing activities	(4,779)	(1,591)

Cash flows provided by financing activities:

Proceeds from stock options exercised	381	4,599
Proceeds from warrants exercised	3,169	145

Net cash provided by financing activities	3,550	4,744

Effect of exchange rate changes on cash	(560)	12

Net increase in cash	435	7,265
Cash and cash equivalents at beginning of period	12,447	12,095

Cash and cash equivalents at end of period	$12,882	$19,360

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$28

Supplemental disclosure of non-cash information

In connection with the acquisition of certain assets from Zix Corporation, the Company paid Zix $2,126 in cash and signed a promissory note for $1,500. The following assets and liabilities were acquired:

Current assets
Other current assets	$142

Total current assets	142

Non-current assets
Property and equipment	32
Customer base	3,700
Goodwill	1,259

Total non-current assets	4,991

Current liabilities
Deferred revenue	1,317

Total current liabilities	1,317

Deferred revenue, less current portion	190

Total assets acquired	$3,626

In connection with the acquisition of SnapGear, 1,651 shares valued at $14,414 were issued and a contingent purchase consideration of $800 was accrued for during the quarter ended December 31, 2003.

During the quarter ended December 31, 2004, 342 shares valued at $2,137 (which includes the $800 of contingent consideration previously recorded), were issued based on the attainment of revenues during the 12 months following the acquisition.